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                                                                    Exhibit 13.1

[LOGO]

                       THE L. ROY PAPP STOCK FUND, INC.

                                                           Post Office Box 15508
                       NEW ACCOUNT PURCHASE APPLICATION   Phoenix, Arizona 85060
                                                                  (602) 956-1115
                                                                  (800) 421-4004


                                                     Dated: ____________________


Make checks payable to, and mail to: The L. Roy Papp Stock Fund, Inc., P.O. Box 15508, Phoenix, AZ 85060

 ................................................................................
1 AMOUNT OF PURCHASE: $____________ ($5,000 minimum for new account, except for Individual Retirement Accounts (IRAs) where the minimum is $1,000)

 ................................................................................
2  REGISTRATION: (check one)

[ ] Individual or
      Joint Account: ______________________    _________________________________
                          (Individual)               (Joint Tenant, if any)

[ ] Transfer (or Gift) to Minor: _______________, Custodian for ________________
                                   (Custodian)                       (Minor)

    Under the Uniform Transfers (or Gifts) to Minors Act of ____________________
                                                            (State of residence)

[ ] IRA: ____________________________ Custodian for ____________________________
                 (Custodian)                                 (Individual)

               IRA     IRA Rollover  (circle one)

[ ] Other: (Corporations, Trusts, or others): __________________________________
          (Trustee(s) - please include agreement date,
    --------------------------------------------------
                                       corporation, partnership or other entity)
                                       -----------------------------------------

 ................................................................................
3  ADDRESS OF RECORD: __________________________________________________________

City ________________ State ________ Zip ________ Telephone (    )______________

4  CITIZENSHIP:    [ ] United States    [ ] Other (specify)

 ................................................................................
5  SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER: _______________________________

                                  Page 1 of 2
               (Please complete both sides of this application)
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                       NEW ACCOUNT PURCHASE APPLICATION

6 DISTRIBUTIONS - Dividends and capital gain distributions will be reinvested automatically in additional shares (whole and fractional) unless the Fund is otherwise instructed in writing. If you wish all or a portion of distributions to be paid in cash, please so indicate.

[ ]  Pay income dividends          [ ] Pay any capital gains
     in cash                           distributions in cash

 ...............................................................................

7 AGREEMENT - By signing this Application, I certify that I have received and read the prospectus and agree to its terms and that all information provided in the Application is correct.

 ...............................................................................

8  TAX CERTIFICATIONS - Under penalties of perjury, I certify that:

1. the number shown on this Application is my correct Social Security or other tax identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding, either because the IRS has not notified me that I am subject to backup withholding for failure to report dividend or interest income, or because the IRS has notified me that I am no longer subject to backup withholding.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding (under the heading "Tax Certifications").

 ...............................................................................

   SIGNATURE:


     __________________________________   _____________________________________
     (signature of shareholder)           (signature of joint investor, if any)

 ...............................................................................

Each transaction in your account will be confirmed in writing. The Fund does not issue stock certificates. All full and fractional shares are held in book entry form.

                                  Page 2 of 2
               (Please complete both sides of this application)